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                                                                       EXHIBIT 4

                FORM OF SUBSCRIPTION AGREEMENT AND INSTRUCTIONS
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                   SFG MORTGAGE AND INVESTMENT COMPANY, INC.
                           SUBSCRIPTION INSTRUCTIONS
                  SUBSCRIPTION AGREEMENT DATED         , 1999

             Any person considering subscribing for the Debentures should carefully read and review a current Prospectus.

     THE DATE PRINTED ON THE FRONT OF THE PROSPECTUS AND AT THE TOP OF THE
                                  SUBSCRIPTION
     AGREEMENT CAN BE NO LATER THAN 9 MONTHS OLD. IF THE DATE IS MORE THAN
        9 MONTHS OLD, NEW MATERIALS ARE AVAILABLE AND MUST BE UTILIZED.

  1. Enter the total dollar amount being invested on LINE 1.

  2. Indicate whether this is an initial investment or an additional investment in LINE 2.

  3. If this is an addition to an existing account, list Debenture holder # in LINE 2.

  4. Enter the Social Security Number OR Taxpayer ID Number, as applicable, on LINE 3 and check the appropriate box to indicate ownership type. For IRA accounts, the Taxpayer ID Number of the Custodian should be entered in LINE 3.

  5. Enter the name of the investor on LINE 5. For UGMA/UTMA (MINOR), enter the Minor name on LINE 5, followed by "Minor", and enter the custodian name where indicated. For TRUSTS, enter the Trust name on LINE 5 and the Trustee(s) name(s) on the Custodian line. For CORPORATIONS, PARTNERSHIPS, AND ESTATES, enter the entity name on LINE 5, and officer or contact person name on the Custodian line. Investors who are not individuals must furnish a copy of organizing or other documents evidencing the authority of such entity to invest in the Fund (for example, trusts must furnish a copy of the trust agreement, corporations must furnish a corporate resolution or bylaws).

  6. Enter the legal address (which is the residence or domicile address used for tax purposes) of the investor on LINE 6. (No P.O. Boxes)

  7. If the mailing address is different from the legal address, enter on LINE
     7.

  8. If an IRA account, enter Custodian's name and address on LINE 8.

  9. The investor must sign and date LINE 9. If it is a joint account, both investors must sign. In the case of IRAs, the Custodian's signature is also required.

 10. The Account Executive must sign and date in LINE 10. Some broker/dealers may also require signature by the office manager.

 11. The name of the selling firm, account executive name, account executive number, and address and phone number must be entered in LINE 11.

    THE CLIENT SHOULD RETURN THIS SUBSCRIPTION AGREEMENT AND PAYMENT TO HIS/HER ACCOUNT EXECUTIVE.

    Subscription agreements, payment, and any other required documents should be sent by the account executive to either

    1) the administration office of the selling firm, if firm procedures require, or

    2) to the custodial firm if one is required (sending document early in the month is best if it is to reach SFG Mortgage and Investment Company, Inc. by month end), or

    3) to SFG Mortgage and Investment Company, Inc., 923 Powell Avenue SW, Renton, WA 98057

    If payment is being made by wire transfer, account executive should contact either his or her firm's administration department or SFG Mortgage and Investment Company, Inc. for instructions. Payments made by check must be received at least 3 business days prior to the last business day of the month.

    Subscriptions close on the last business day of each month. However, the selling firm's administration department may have an earlier cut-off for subscriptions.

    If account executives have specific questions about the subscription process, please call SFG Mortgage and Investment Company, Inc. at 425-271-3550.
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       SFG MORTGAGE AND INVESTMENT COMPANY, INC.--SUBSCRIPTION AGREEMENT
                  IMPORTANT: READ REVERSE SIDE BEFORE SIGNING
                        INVESTMENT DEBENTURES, SERIES I

The investor named below, by execution and delivery of this Subscription Agreement, by payment of the purchase price and by enclosing a check for the amount of the subscription, hereby subscribes for the purchase of an Investment Debenture, Series I to be issued by SFG Mortgage and Investment Company, Inc. (the "Company") to the subscriber upon acceptance of this Subscription Agreement.

The named investor further acknowledges receipt of the Prospectus of the Company dated ___________, 1999.

CHECKS SHOULD BE MADE PAYABLE TO:_SFG MORTGAGE AND INVESTMENT COMPANY, INC.

 1.)       Total $ Amount                                          2.)                     Initial Investment  Additional Investment
                                                                                                                         (Check One)
                                                                                                             Debenture Holder Number
------------------------------------------------------------------------------------------------------------------------

 3.)       -  -
           Social Security Number                                  Taxpayer ID #

 4.)       Legal Form of Ownership (please check only one):

           / / Individual Ownership (one signature required)                  / / Corporation (authorized agent must sign)
           / / Joint Tenants with Right of Survivorship (all                  / / Partnership (all partners must sign; commonly a
           parties
           must sign; commonly used in situations where                       business or investment group)
           spouses are investing and wish to pass to                          / / Trust (trustee must sign)
           surviving spouse free of probate)                                  / / Other (please specify)
           / / Tenants-in-Common (all parties must sign;
           each investor has an undivided interest)
 5.)       REGISTERED OWNER:

           -----------------------------------------------------   ----------------------------------------------------------
           Name                                                    Custodian Name (if any)

 6.)       Residence Address
 7.)       Mailing Address
           (If Different)

 8.)       Custodian Address
 9.)                                                          INVESTORS MUST SIGN

X                                                                  X
Signature of Investor       Date       Telephone No.               Signature of Joint Investor      Date      Telephone No.

EXECUTING AND DELIVERING THIS SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY SHALL IN NO RESPECT BE DEEMED TO CONSTITUTE A WAIVER OF ANY RIGHTS UNDER THE SECURITIES EXCHANGE ACT OF 1933 OR UNDER THE SECURITIES EXCHANGE ACT OF 1934.

                          UNITED STATES INVESTORS ONLY

I have checked the following box if I am subject to backup withholding under the provisions of Section 3406(a)(I)(C) of the Internal Revenue Code: / /. Under penalties of perjury, by signature above I hereby certify that the Social Security Number or Taxpayer ID Number next to my name is my true, correct and complete Social Security Number or Taxpayer ID Number and that the information given in the immediately preceding sentence is true, correct and complete.

                        NON-UNITED STATES INVESTORS ONLY

Under penalties of perjury, by signature above I hereby certify that (a) I am not a citizen or resident of the United States or (b) (in the case of an investor which is not an individual) the investor is not a United States corporation, partnership, estate or trust.
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
10.)                                                     ACCOUNT EXECUTIVE MUST SIGN

I hereby certify that I have informed the investor of all pertinent facts relating to the risks, liquidity, marketability, management and control of the Company with respect to an investment in the Debentures, as set forth in the Prospectus dated ___________, 1999. I have also informed the investor of the unlikelihood of a public trading market developing of the Debentures.

I have reasonable grounds to believe, based on information obtained from this investor concerning his/her investment objectives, other investments, financial situation and needs and any other information known by me, that investment in the Debentures is suitable for such investor in light of his/her financial position, net worth and other suitability characteristics.

The Account Executive MUST sign below in order to substantiate compliance with
Article 111, Section 34 of the NASD's Rules of Fair Practice.

X                                                                  X
              ACCOUNT EXECUTIVE SIGNATURE      DATE                               OFFICE MANAGER SIGNATURE      DATE
                                                                    (if required by Selling Agent, as the case may be, procedures)

11.)       SELLING FIRM                                            A.E. NAME

          A.E PHONE                                A.E. FAX                                A.E. NUMBER

           A.E. ADDRESS
           (FOR CONFIRMATIONS)     STREET (P.O. BOX NOT ACCEPTABLE)               CITY          STATE     ZIP CODE

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                   SFG MORTGAGE AND INVESTMENT COMPANY, INC.
                        INVESTMENT DEBENTURES, SERIES I

                            ------------------------

                             SUBSCRIPTION AGREEMENT

SFG Mortgage and Investment Company, Inc.
923 Powell Avenue SW
Renton, WA 98057

Dear Sirs:

    1. SUBSCRIPTION FOR INVESTMENT DEBENTURES, SERIES I. I hereby subscribe for the principal amount of Investment Debentures, Series I ("Debentures") to be issued by SFG Mortgage and Investment Company, Inc. (the "Company") set forth on the face of this Subscription Agreement (minimum $2,000), at the face amount of
the Debentures as set forth in the Prospectus of the Company dated           ,
1999 (the "Prospectus"). The undersigned's check payable to SFG Mortgage and Investment Company, Inc., in the full amount of the undersigned's subscription (additional investments in excess of the required minimum investment may be made in increments of $500.00), accompanies the Subscription Agreement. If this subscription is rejected, all funds remitted by the undersigned herewith will be returned, together with any interest actually earned thereon, if any. The Company may, in its sole and absolute discretion, accept or reject this subscription in whole or in part. All subscriptions once submitted are irrevocable. All Debentures are offered subject to prior sale.

    2. REPRESENTATIONS AND WARRANTIES OF SUBSCRIBER. I have received and reviewed the Prospectus.

    3. IRREVOCABILITY; GOVERNING LAW. I hereby acknowledge and agree that I am not entitled to cancel, terminate or revoke this subscription or any of my agreements hereunder after the Subscription Agreement has been submitted (and not rejected) and that this subscription and such agreements shall survive my death or disability, but shall terminate with the full redemption or payment of all my Debentures. This Subscription Agreement shall be governed by and interpreted in accordance with the laws of the State of Washington.

                         READ AND COMPLETE REVERSE SIDE